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                                                                   EXHIBIT 10.61

                                                                      12/12/01-2
                              ASSIGNMENT OF SHARES:
                               PRIMES DE LUXE INC.

            THIS AGREEMENT made as of the 14th day of December, 2001

B E T W E E N:

                       REGAL GREETINGS & GIFTS CORPORATION

                     (hereinafter called the "SHAREHOLDER")

                                                               OF THE FIRST PART

A N D:

              THE BANK OF NOVA SCOTIA

              (hereinafter called the "LENDER")

                                                              OF THE SECOND PART

              WITNESSETH THAT in consideration of the premises and One Dollar ($1.00) of lawful money of Canada, and other good and valuable consideration, and in consideration of the Lender advancing certain loans to the Borrower the receipt and sufficiency of which is hereby acknowledged by the Borrower, the parties hereto hereby agree as follows:

ARTICLE 1.00 - DEFINITIONS

1.1 For the purposes of this Agreement, the following words and expressions shall have the meaning indicated:

       (a)    "BORROWER" means Regal Greetings & Gifts Corporation;

       (b)    "CORPORATION" means Primes de Luxe Inc. and MDC Regal Inc.;

       (c) "DEFAULT" means any failure to complete payment of the Indebtedness, as and when required by the terms of the Credit Agreement or this Agreement or failure to undertake and complete any of the Obligations, as and when required by the terms of the Credit Agreement or this Agreement;

       (d)    "GUARANTOR" means Primes de Luxe Inc. and MDC Regal Inc.;

       (e) "INDEBTEDNESS" means the obligation of the Borrower pursuant to the Credit Agreement;

       (f) "CREDIT AGREEMENT" means the letter of commitment between the Borrower and the Lender, dated December 5, 2001, as it may be amended or restated from time to time;

       (g) "PLEDGED SHARES" means all of the shares in the capital of the Corporation, now

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              owned or hereafter acquired by the Shareholder;

       (h) "TERMINATION" has the meaning set out in Article 4.00 of this Agreement.

ARTICLE 2.00 - SECURITY INTEREST

2.1 The Shareholder hereby mortgages, pledges, assigns, charges and grants a security interest in the Pledged Shares to the Lender, as a general and continuing security for the payment of the Indebtedness and the satisfaction of all covenants and agreements of the Borrower, pursuant to the Credit Agreement, and under the terms of this Agreement (collectively the "OBLIGATIONS").

2.2 The Shareholder shall deliver the original share certificates representing the Pledged Shares to the Lender and the Lender shall hold the Pledged Shares upon the terms and conditions in this Agreement. Each of the Shareholders shall deliver the respective original share certificates for Pledged Shares as at the date hereof, and shall, as and when further shares are acquired, whether using the credit facility of the Lender, or otherwise, deliver such further original share certificates to the Lender, from time to time, failure to do so constituting default of the credit arrangements with the Lender.

2.3 Upon delivery of such further original share certificates, the Lender is appointed the attorney of the Shareholder, for the purposes of endorsing the information as to the additional pledged shares on SCHEDULE "A" hereto, the endorsement of the Lender, together with the delivery and holding of the original share certificates, whether directly by the Lender or through trustee, constituting evidence of the additional, specific, pledge of such shares. Provided that it is acknowledged that the grant of security interest herein shall include all interest of the Shareholder in and to shares of the Corporation, whether the original share certificate is delivered or otherwise, and whether the share certificate is identified and endorsed in SCHEDULE "A" or otherwise.

2.4 The Shareholder shall also deliver to the Lender, upon the terms and conditions in this Agreement, dated, signed resolutions and share transfer forms in accordance with the provisions of the BUSINESS CORPORATIONS ACT (Ontario), consenting to the transfer of shares to the Lender.

2.5 The Shareholder does hereby irrevocably appoint the Lender as its true and lawful attorney for it and in its name, for all purposes of this Agreement. This power of attorney is given pursuant to the POWERS OF ATTORNEY ACT (Ontario).

ARTICLE 3.00 - ESCROW PROVISIONS

3.1 The Pledged Shares shall be held by the Lender as security until such time as the Lender shall be required to release them at such time when the Borrower shall have no further obligation to the Lender under the Credit Agreement.

3.2 The Lender shall be required to release the Pledged Shares at such times and in accordance with such terms and conditions, as are set out in Article 4.00 of this Agreement.

3.3 Until transferred to the name of the Lender, the Pledged Shares shall remain registered in the name of the Shareholder and be held by the Lender as provided for in this Agreement. The Shareholder shall be entitled to exercise all voting rights attaching to the Pledged Shares with respect to any act or course of action to be taken by the Corporation and to receive for its own account any dividends to be paid thereon, provided that such, if taken, would not result in the breach of any covenant, agreement, warranty, representation or the non-fulfillment of any condition or covenant or the inaccuracy of any statement of fact contained herein or in any agreement given

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pursuant to the Credit Agreement.

ARTICLE 4.00 - TERMINATION

4.1 Upon the occurrence of an Event of Default, which the Lender does not waive or the Borrower remedy as required and within the time periods provided therefor, the Lender shall either:

       (a) retain the Pledged Shares for its own use and to its own account and in connection therewith require the Shareholders to complete the transfer of the Pledged Shares in the books and records of the Corporation, provided that in the event of such retention, the provisions of section 4.2 hereunder shall be applicable, and provided further that the Pledged Shares so held shall be valued as at the date of the occurrence of an Event of Default by an independent business valuator mutually acceptable to the parties hereunder, in accordance with the usual business valuation procedures, and the amount so determined shall be deemed to be applied so as to reduce the indebtedness by that amount, provided that any dispute as to the amounts so determined shall be submitted to arbitration in accordance with the provisions of section 6.6 hereunder; or

       (b) proceed to sell the Pledged Shares, in a commercially reasonable manner, and shall so advise the Shareholders and require the Shareholders to properly deliver and transfer the Pledged Shares as required pursuant to the provisions of the purchase agreement pursuant to which such sale is completed, and in connection with such sale, the Shareholders shall be entitled to bid or submit a written offer, as appropriate, and if accepted by the Lender, the provisions of section 4.2(b) hereunder shall apply. In the event of a sale of the Pledged Shares, the Lender shall apply the proceeds as provided in the Credit Agreement.

4.2    (a)    In the event that the Lender determines to retain the Pledged
              Shares and in connection therewith to complete the transfer of the Pledged Shares on the books and records of the Corporation to its name, then the Shareholders shall have the right on fifteen (15) days' notice to redeem the Pledged Shares by providing to the Lender repayment in full of the Indebtedness then outstanding, together with interest due and accrued thereon.

       (b) In the event of redemption pursuant to the provisions of the immediately preceding section, or the Lender completing any sale of the Pledged Shares to the Shareholders, then the Lender shall immediately upon payment as required, deliver over the Pledged Shares to the Shareholders free and clear of any encumbrances or liens and shall further provide to the Shareholders such discharges or assignments, as reasonably required, together with such releases as may be reasonably required in relation to the obligations of the Shareholders, and shall execute such further and other assurances as may be required to properly complete any necessary conveyance or re-conveyance to the Shareholders.

ARTICLE 5.00 - COVENANTS

5.1           The Shareholder covenants and agrees with the Lender as follows:

       (a) that it is the beneficial owner of all the Pledged Shares and that it has good right and authority to assign, pledge, hypothecate and charge the Pledged Shares to the Lender as herein provided, and that the Pledged Shares are free and clear of any other lien, mortgage, pledge, charge or encumbrance of any nature or kind

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              whatsoever;

       (b) on the date hereof, the Pledged Shares comprise one hundred percent (100%) of the voting shares of the Corporation;

       (c) that all the Pledged Shares are outstanding as fully paid and non-assessable;

       (d) that in the event the Lender shall have made demand for payment upon the Borrower in respect of an event of default in accordance with the obligations of the Borrower to the Lender pursuant to the provisions of the Credit Agreement or the security given pursuant thereto, or to have made demand on either the Borrower or the Guarantor and the Borrower or the Guarantor shall have failed to remedy the same as permitted pursuant to the said obligations (the "EVENT OF DEFAULT") the Lender shall be entitled to exercise all rights and powers and to perform all acts of ownership in respect of the Pledged Shares to the same extent as if it were the absolute owner thereof and without limiting the generality of the foregoing, the Lender shall be entitled from time to time to sell at public or private sale or otherwise realize upon all or any of the Pledged Shares for such price in money or other consideration and upon such terms and conditions as the Lender may deem best, the whole, without advertisement or notice to the Shareholders;

       (e) that the Lender may compound, compromise, grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and others as it sees fit, without prejudice to any of its rights hereunder, but without recourse in any way to the Shareholders;

       (f) that the assignment, pledge, hypothecation and charge provided for herein is in addition to and not in substitution for any other security held by the Lender and shall not operate as a merger of any contract, debt, or suspend the fulfillment of or affect the rights, remedies or powers of the Lender or any securities held by the Lender for the fulfillment thereof; and

       (g) that the Lender is hereby absolutely released from all responsibility for any depreciation in or loss of value of the Pledged Shares.

ARTICLE 6.00 - GENERAL

6.1 The security is in addition to and not in substitution for any other security now or hereafter held by the Lender in relation to the Indebtedness.

6.2 The Pledged Shares shall not operate by way of merger of the Indebtedness or any indebtedness or liability of any other person or persons to the Lender and no judgment recovered by the Lender shall operate by way of merger of or in any way affect the security of the Pledged Shares which is in addition to and not in substitution for any other security now or hereafter held by the Lender.

6.3 This Agreement shall be construed and enforced in accordance with the laws in effect in the Province of Ontario. The parties hereto submit to the jurisdiction of the courts in the Province of Ontario and agree to appear in such courts in respect of any matter which may be raised in relation to the interpretation or enforcement of the provisions of this Agreement and agree to be bound by the decision thereof.

6.4 Any demand or notice to be given by any party hereto to any other party shall be in

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                                      -5-

writing and may be given by personal delivery or except during any period when postal service is interrupted, by prepaid registered mail or by telex, telecopy or by other means of instantaneous transmission that produces a permanent copy ("OTHER COMMUNICATION") addressed as follows:

       (a)  to the Borrower at:               7035 Ordan Drive
                                              Mississauga, Ontario, L5T 1T1

       (b)  to the Primes de Luxe Inc. at:    909 Boul. Pierre Bertrand
                                              Suite 100
                                              Vanier, Quebec G1M 3R9

       (c)  to the Lender at:                 The Bank of Nova Scotia
                                              Scotia Plaza, 40 King Street West
                                              Toronto, Ontario, M5H 1H1

and if given by registered mail shall be deemed to have been received by the party to whom it was addressed on the date falling four business days following the date upon which it has been deposited in the post office with postage and cost of registration prepaid and if personally delivered to an adult during normal business hours, when so delivered and if given by other communication the third business hour after transmission and confirmation of receipt. Provided that any of the above-named parties may change the address designated from time to time, by notice in writing to the other party hereto.

6.6 If any dispute occurs among the parties hereto with respect to any matter which cannot be resolved by the provisions hereof or by agreement of the parties, the matter in dispute shall be resolved by arbitration. Any party to the dispute may at any time require arbitration by giving written notice thereof to the other parties hereto setting out in reasonable detail the issue in dispute. The dispute shall be determined by a single arbitrator. If the parties can agree upon an arbitrator within ten (10) days from the receipt of a notice then such party shall act as arbitrator, failing which an arbitrator shall be appointed by a judge of the Ontario Court (General Division) upon the application of any of the parties and the said judge shall appoint such arbitrator as he so desires. The arbitration shall proceed in accordance with the provisions of the ARBITRATIONS ACT (Ontario). The decision arrived at by the arbitrator shall be final and binding and no appeal shall lie therefrom.

6.7 This Agreement shall be binding upon and enure to the benefit of and be enforceable by the parties hereto and their respective, executors, administrators, successors and assigns and shall be read with such changes of gender and number required by the context.

6.8 This Agreement shall be subject to compliance with those provisions of the PERSONAL PROPERTY SECURITY ACT (Ontario) which can not be waived, altered or superseded by agreement.

              IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date, month and year first above-written.

REGAL GREETINGS & GIFTS CORPORATION              THE BANK OF NOVA SCOTIA

Per:                                               Per:
      -----------------------                           ----------------------
[Authorized  Signing Officer]                    [Authorized Signing Officer]

Per:                                               Per:
      -----------------------                           ----------------------
[Authorized  Signing Officer]                    [Authorized Signing Officer]